UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2018

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-36061		46-2346314
(Commission File Number)		(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 29, 2018, Benefitfocus, Inc. (the “Company”) and certain of its subsidiaries entered into the Seventh Amendment Agreement (the “Amendment”) to the Credit Agreement, dated as of February 20, 2015, as amended on June 16, 2015, December 18, 2015, March 24, 2016, October 28, 2016, December 12, 2016 and April 26, 2017 (the “Credit Agreement”), with Silicon Valley Bank, a lender and the administrative agent and collateral agent, and several other lenders party thereto.  The Amendment alters definitions in the Credit Agreement, including Consolidated EBITDA and Recurring Revenue, and changes the Minimum Consolidated EBITDA requirements. The Amendment was entered into to modify the above terms and requirements to account for the Company’s adoption of FASB Accounting Standards Codification’s new revenue recognition standard, or ASC 606.

The description of the Amendment provided above is qualified in its entirety by reference to the full and complete terms of the Amendment, which is filed as Exhibit 10.19.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.19.7

Seventh Amendment Agreement, dated as of March 29, 2018, by and among Benefitfocus, Inc., Benefitfocus.com, Inc. and BenefitStore, Inc., several banks and other financial institutions or entities and Silicon Valley Bank, as administrative agent and collateral agent for the lenders. +

+  Confidential treatment requested with respect to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: April 2, 2018	/s/ Jonathon E. Dussault
Jonathon E. Dussault
Chief Financial Officer